Certification Pursuant to Section 906 of the Sarbanes-Oxley Act I, Wallace R. Weitz, President of Weitz Series Fund, Inc. (the “Fund”), certify that:

1.	The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: October 24, 2003
/s/ Wallace R. Weitz —————————————— Wallace R. Weitz President

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act I, Linda Lawson, Principal Financial Officer of Weitz Series Fund, Inc. (the “Fund”), certify that:

1.	The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: October 24, 2003
/s/ Linda Lawson —————————————— Linda Lawson Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.